Exhibit 99.1

FOR FURTHER INFORMATION CONTACT: Deborah S. Lorenz Vice President, Investor Relations and Corporate Communications Lipid Sciences, Inc. 925-249-4031 dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:

November 27, 2007

LIPID SCIENCES, INC. NOT IN COMPLIANCE WITH
NASDAQ GLOBAL MARKET LISTING REQUIREMENTS

PLEASANTON, Calif., November 27, 2007 — Lipid Sciences, Inc. (Nasdaq:LIPD) today reported that it received a notice from The Nasdaq Stock Market (“Nasdaq”) dated November 20, 2007 indicating that the Company does not comply with the minimum $10 million stockholders’ equity requirement under Maintenance Standard 1 or the minimum $50 million market capitalization, total assets and total revenue, requirements under Maintenance Standard 2 for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3).

In accordance with Nasdaq requirements, the Company has until December 5, 2007, to submit a plan that it believes will allow it to achieve and sustain compliance with all Nasdaq Global Market listing requirements, including the minimum stockholders’ equity requirement.  The Company expects to submit its plan on or prior to the December 5, 2007 deadline.

If Nasdaq does not accept the Company's plan, the Company will apply to transfer its securities to The Nasdaq Capital Market.  To transfer, the Company must satisfy the continued inclusion requirements for that market, including a $2.5 million minimum stockholders' equity or $35 million minimum market capitalization.  The Company currently believes that it meets the continued inclusion requirements for listing on The Nasdaq Capital Market.

The Nasdaq Capital Market is a continuous trading market that operates in the same manner as the Nasdaq Global Market.  The Nasdaq Capital Market includes the securities of over 550 companies covering a wide range of market capitalization.  All companies listed on the Nasdaq Capital Market must meet certain financial requirements, as summarized above, and adhere to Nasdaq’s corporate governance standards.

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, in which lipids, or fat components, play a key role.  The Company’s HDL Therapy platform (HDL Mimetic Peptides and HDL Selective Delipidation) aims to develop treatments to reverse atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries.  Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy platform focuses on the removal of the lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by applying Lipid Sciences’ proprietary delipidation technologies.  The Company believes that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.  Conditions that could potentially be impacted by these technologies include HIV, Hepatitis B and Hepatitis C, West Nile, SARS, influenza, and a broad range of animal health applications.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers should refer to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

Press releases for Lipid Sciences, Inc. are available on our website: www.lipidsciences.com.  If you would like to receive our press releases via email, please contact: info@lipidsciences.com.